EXHIBIT 4-ff

                   [FORM OF FACE OF MULTICURRENCY PRINCIPAL
                        EXCHANGE RATE LINKED SECURITY]

             MULTICURRENCY PRINCIPAL EXCHANGE RATE LINKED SECURITY
                             (MULTICURRENCY PERLS)


REGISTERED                                                REGISTERED
No.                                                       CUSIP:(1)

               Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.(1)

------------
(1) Applies only if this Note is a Registered Global Security.





                  MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
            MULTICURRENCY PRINCIPAL EXCHANGE RATE LINKED SECURITIES
                             (MULTICURRENCY PERLS)
                      GLOBAL MEDIUM TERM NOTES, SERIES C

               As used herein, the following terms shall have the following meanings:


ORIGINAL ISSUE DATE:                                              INTEREST ACCRUAL DATE:
MATURITY DATE:                                                    FACE AMOUNT (in Denominated Currency):
INTEREST RATE:       per annum                                    FIXED AMOUNT OF FIRST INDEXED CURRENCY
                                                                    (for this Note):
INTEREST PAYMENT PERIODS:                                         FIXED AMOUNT OF SECOND INDEXED
                                                                  CURRENCY (for this Note):
DENOMINATED CURRENCY (including Financial                         FIXED AMOUNT OF THIRD INDEXED CURRENCY
  Center(s) for First Indexed Currency, if any):                    (for this Note):
FIRST INDEXED CURRENCY (including Financial                       FIRST CONVERSION REFERENCE AMOUNT
  Center(s) for First Indexed Currency, if any):                     (aggregate fixed amount of First Indexed Currency to
                                                                     be used as reference amount for currency valuations):
SECOND INDEXED CURRENCY (including                                SECOND CONVERSION REFERENCE AMOUNT
  Financial Center(s) for Second Indexed Currency, if                (aggregate fixed amount of Second Indexed Currency
  any):                                                              to be used as reference amount for currency
                                                                     valuations):
THIRD INDEXED CURRENCY (including Financial                       THIRD CONVERSION REFERENCE AMOUNT
  Center(s) for Third Indexed Currency, if any):                     (aggregate fixed amount of Third Indexed Currency
                                                                     to be used as reference amount for currency
                                                                     valuations):
PAYMENT CURRENCY (including Financial                             AUTHORIZED DENOMINATIONS (if other than U.S.
  Center(s) for Payment Currency, if any):                           $100,000 and integral multiples of U.S. $1,000 in
                                                                     excess thereof):
INTEREST PAYMENT DATES:
EXCHANGE RATE AGENT:
REFERENCE DEALERS FOR FIRST INDEXED
  CURRENCY:
REFERENCE DEALERS FOR SECOND INDEXED
  CURRENCY:
REFERENCE DEALERS FOR THIRD INDEXED
  CURRENCY:
OTHER PROVISIONS:

               Morgan Stanley, Dean Witter, Discover & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to or registered assigns, on the Maturity Date the Payment Currency equivalent on the Maturity Date of the Fixed Amount of First Indexed Currency [plus or minus] the Payment Currency equivalent on the Maturity Date of the Fixed Amount of Second Indexed Currency [plus or minus] the Payment Currency equivalent on the Maturity Date of the Fixed Amount of Third Indexed Currency determined in accordance with the procedures described below and to pay interest in the Denominated Currency based on the Face Amount hereof at the Interest Rate from and including the Interest Accrual Date until the principal amount due hereunder is paid or duly made available for payment, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date and ending on the Maturity Date, except as provided herein; provided that the minimum amount payable in respect of principal at maturity shall be zero.

               Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until the principal in respect of this Note has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid in the Denominated Currency (unless the Denominated Currency is a currency other than U.S. dollars and the holder has elected, as described below, to be paid in U.S. dollars) to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day, as defined on the reverse hereof) (each such date a "Record Date"); provided that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Payments of interest hereon will be made by wire transfer of immediately available funds (which, if the Denominated Currency is not U.S. dollars and the holder hereof has not elected to be paid in U.S. dollars, as described below, will be made to an account maintained by the holder hereof with a bank located outside the United States) if appropriate wire transfer instructions have been received by the Paying Agent, as defined on the reverse hereof, in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If such wire transfer instructions are not so received, such interest payments, other than the interest payment due on the Maturity Date, will be made by check payable in the Denominated Currency, mailed to the address of the person entitled thereto as such address shall appear in the Note register.

               Subject to certain exceptions described herein, payment of the principal in respect of this Note will be made in immediately available funds in the Payment Currency (or in U.S. dollars if the Payment Currency is a currency other than U.S. dollars and the holder has elected, as described below, to be paid in U.S. dollars) and payment of the interest due hereon on the Maturity Date will be made in immediately available funds in the Denominated Currency (or in U.S. dollars if the Denominated Currency is a currency other than U.S. dollars and the holder has elected, as described below, to be paid in U.S. dollars), in each case upon surrender of this Note at the office or agency of the Paying Agent maintained for that purpose in the Borough of Manhattan, The City of New York, if this
Note is presented to the Paying Agent in time for it to make such payments in accordance with its normal procedures.

               The Payment Currency equivalent of any First Indexed Currency amount on any date shall be determined by the Exchange Rate Agent based on the arithmetic mean of the quotations obtained by such agent from the Reference Dealers for the First Indexed Currency at 11:00 a.m. (New York City time) on the second Exchange Rate Day (as defined on the reverse hereof) preceding such date for the purchase by such Reference Dealers of the First Conversion Reference Amount of the First Indexed Currency with the Payment Currency for settlement on such date; provided that if there is no cross-exchange rate available in New York City between the First Indexed Currency and the Payment Currency, the quotations shall be calculated by the Exchange Rate Agent at the time referred to above using the U.S. dollar equivalent of the First Indexed Currency and the Payment Currency as the basis for comparing the values of such currencies; provided further that if the Payment Currency and the First Indexed Currency are identical, then the Payment Currency equivalent of any First Indexed Currency amount shall be such amount.

               The Payment Currency equivalent of any Second Indexed Currency amount on any date shall be determined by the Exchange Rate Agent based on the arithmetic mean of the quotations obtained by such agent from the Reference Dealers for the Second Indexed Currency at 11:00 a.m. (New York City time) on the second Exchange Rate Day (as defined on the reverse hereof) preceding such date for the [purchase/sale] by such Reference Dealers of the Second Conversion Reference Amount of the Second Indexed Currency [with/for] the Payment Currency for settlement on such date; provided that if there is no cross-exchange rate available in New York City between the Second Indexed Currency and the Payment Currency, the quotations shall be calculated by the Exchange Rate Agent at the time referred to above using the U.S. dollar equivalent of the Second Indexed Currency and the Payment Currency as the basis for comparing the values of such currencies; provided further that if the Payment Currency and the Second Indexed Currency are identical, then the Payment Currency equivalent of any Second Indexed Currency amount shall be such amount.

               The Payment Currency equivalent of any Third Indexed Currency amount on any date shall be determined by the Exchange Rate Agent based on the arithmetic mean of the quotations obtained by such agent from the Reference Dealers for the Third Indexed Currency at 11:00 a.m. (New York City time) on the second Exchange Rate Day (as defined on the reverse hereof) preceding such date for the [purchase/sale] by such Reference Dealers of the Third Conversion Reference Amount of the Third Indexed Currency [with/for] the Payment Currency for settlement on such date; provided that if there is no cross-exchange rate available in New York City between the Third Indexed Currency and the Payment Currency, the quotations shall be calculated by the Exchange Rate Agent at the time referred to above using the U.S. dollar equivalent of the Third Indexed Currency and the Payment Currency as the basis for comparing the values of such currencies; provided further that if the Payment Currency and the Third Indexed Currency are identical, then the Payment Currency equivalent of any Third Indexed Currency amount shall be such amount.

               Unless otherwise indicated herein, if the Denominated Currency of this Note is a currency other than U.S. dollars, or if the Payment Currency is a currency other than U.S dollars, the holder hereof may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date or at least ten days prior to the Maturity Date or any redemption or repayment date, as the case may be.

               In the event of such an election, the Exchange Rate Agent will convert such payments into U.S. dollars and payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer), for the purchase by the quoting dealer of U.S. dollars for the Denominated or Payment Currency for settlement on such payment date in the amount of the Denominated or Payment Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Denominated or Payment Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                                   MORGAN STANLEY, DEAN WITTER,
                                          DISCOVER & CO.




                                           By:_____________________________
                                              Name:
                                              Title:



TRUSTEE'S CERTIFICATE
      OF AUTHENTICATION

This is one of the Notes referred
      to in the within-mentioned
      Senior Indenture.

THE CHASE MANHATTAN BANK,
      as Trustee




By: _________________________________
    Authorized Officer





                         [FORM OF REVERSE OF SECURITY]

               This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under a Senior Indenture, dated as of April 15, 1989, as supplemented by a First Supplemental Senior Indenture dated as of May 15, 1991 and a Second Supplemental Senior Indenture dated as of April 15, 1996 between Morgan Stanley Group Inc. (as predecessor of the Issuer) and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) as further supplemented by a Third Supplemental Senior Indenture dated as of June 1, 1997 between the Issuer and the Trustee (as so supplemented, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan Bank (formerly known as Chemical Bank) at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

               Unless otherwise provided on the face hereof, this Note will not be subject to any sinking fund and will not be redeemable or subject to repayment at the option of the holder prior to maturity.

               Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date, as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

               In the case where the Interest Payment Date or the Maturity Date does not fall on a Business Day, payment of interest or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date, and no interest shall accrue for the period from and after the Interest Payment Date or the Maturity Date to such next succeeding Business Day.

               This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

               This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if the Denominated Currency is U.S. dollars, is issuable only in denominations of U.S. $100,000 and any integral multiple of U.S. $1,000 in excess thereof, unless a higher minimum denomination is specified on the face hereof. If the Denominated Currency is not U.S. dollars, then, unless a higher minimum denomination is specified on the face hereof, it is issuable only in denominations of the equivalent of U.S. $100,000 (rounded to an integral multiple of 1,000 units of the Denominated Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of the Denominated Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of the Denominated Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance; provided, however, in the case of ECUs, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the date of issuance.

               The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having an aggregate Fixed Amount of First Indexed Currency, Fixed Amount of Second Indexed Currency, Fixed Amount of Third Indexed Currency and Face Amount, in authorized denominations, equal to the respective amounts set forth on the face of this Note, subject to the terms and conditions set forth herein. Notes are exchangeable at said office for other Notes of other authorized denominations having an aggregate Fixed Amount of First Indexed Currency, Fixed Amount of Second Indexed Currency, Fixed Amount of Third Indexed Currency and Face Amount equal to the respective amounts set forth on the face of this Note and having otherwise identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

               In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

               The Senior Indenture provides that, (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency and reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

               If the principal of this Note is declared to be due and payable prior to the Maturity Date, then (i) the amount payable with respect to this Note shall be paid in the Denominated Currency and shall equal the Face Amount hereof plus accrued interest to but excluding the date of payment, (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote (converted, if necessary, into U.S. dollars using the most recent Market Exchange Rate available on such date) and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above (converted, if necessary, into U.S. dollars using the most recent Market Exchange Rate available on the date of such vote).

               The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

               Except as set forth below, if the principal of, or interest on, this Note is payable in a Payment Currency or a Denominated Currency, as the case may be, other than U.S. dollars and such currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if such Payment Currency or Denominated Currency is replaced by a single European currency (expected to be named the Euro), the payment of principal of, premium, if any, or interest on any Note denominated in such currency shall be effected in the new single European currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (the "Treaty"). Any payment made under such circumstances in U.S. dollars (or, if applicable, such new single European currency) where the required payment is in a currency other than U.S. dollars will not constitute an Event of Default.

               Subject to the provisions below, the value of the ECU, in which the Notes may be denominated or may be payable, is equal to the value of the ECU that is from time to time used as the unit of account of the EC. If the ECU becomes a currency in its own right in accordance with the Treaty, all references to ECU in the Notes shall be construed as references to such currency.

               With respect to each due date for the payment of principal of, or interest on, the Notes on or after the first business day in Brussels on which the ECU ceases to be used as the unit of account of the EC, and has not become a currency in its own right replacing all or some of the currencies of the member States of the EC, the Issuer shall choose a substitute currency (the "Chosen Currency"), which may be any currency which was, on the last day on which the ECU was used as the unit of account of the EC, a component currency of the ECU or U.S. dollars, in which all payments due on or after that date with respect to the Notes and coupons shall be made. Notice of the Chosen Currency so selected shall be provided by first class mail to each holder at the address of such holder which appears on the books maintained by the registrar and to the Paying Agent. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of the fourth business day in Brussels prior to the date on which such payment is due.

               On the first business day in Brussels on which the ECU ceases to be used as the unit of account of the EC, and has not become a currency in its own right replacing all or some of the currencies of the member States of the EC, the Issuer shall select a Chosen Currency in which all payments with respect to Notes and coupons having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of such first business day.

               The equivalent of the ECU in the relevant Chosen Currency as of any date (the "Day of Valuation") shall be determined by, or on behalf of, the Exchange Rate Agent on the following basis. The amounts and components composing the ECU for this purpose (the "Components") shall be the amounts and components that composed the ECU as of the last date on which the ECU was used as the unit of account of the EC. The equivalent of the ECU in the Chosen Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components; and then, in the case of a chosen Currency other than U.S. dollars, using the rate used for determining the U.S. dollar equivalent of the Components in the Chosen Currency as set forth below, calculating the equivalent in the Chosen Currency of such aggregate amount in U.S. dollars.

               The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

               The U.S. dollar equivalent of each of the Components shall be determined by, or on behalf of, the Exchange Rate Agent on the basis of the middle spot delivery quotations prevailing at 2:30 p.m., Brussels time, on the Day of Valuation, as obtained by, or on behalf of, the Exchange Rate Agent from one or more major banks, as selected by the Issuer, in the country of issue of the component currency in question.

               If for any reason no direct quotations are available for a Component as of a Day of Valuation from any of the banks selected for this purpose, in computing the U.S. dollar equivalent of such Component, the Exchange Rate Agent shall (except as provided below) use the most recent direct quotations for such Component obtained by it or on its behalf, provided that such quotations were prevailing in the country of issue not more than two Business Days before such Day of Valuation. If such most recent quotations were so prevailing in the country of issue more than two Business Days before such Day of Valuation, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such component currency and for the U.S. dollar prevailing at 2:30 p.m., Brussels time, on such Day of Valuation, as obtained by, or on behalf of, the Exchange Rate agent from one or more major banks, as selected by the Issuer, in a country other than the country of issue of such component currency. Notwithstanding the foregoing, the Exchange Rate Agent shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if the Issuer or such agent judges that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated as provided in the first sentence of this paragraph. Unless otherwise specified by the Issuer if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a non-resident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

               Payments in the Chosen Currency will be made at the specified office of a paying agent in the country of the Chosen Currency, or, if none, or at the option of the holder, at the specified office of any Paying Agent either by a check drawn on, or by transfer to an account maintained by the holder with, a bank in the principal financial center of the country of the Chosen Currency.

               All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

               So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

               With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest on any Notes that remain unclaimed at the end of two years after such principal or interest shall have become due and payable (whether at maturity or otherwise),
(i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest on this Note as the same shall become due.

               No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

               Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

               No recourse shall be had for the payment of the principal of or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

               As used herein:

               (a) the term "Business Day" means any day, other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close; provided that when a payment is due on such day in a currency other than U.S. dollars (a "Foreign Currency") such day must also be a business day in each city designated as a Financial Center for the Foreign Currency and, if such Foreign Currency is ECU, such day must not be a non-ECU clearing day, as determined by the ECU Banking Association in Paris;

               (b) the term "Exchange Rate Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close and which is a business day in each of the cities designated as a Financial Center for the currencies being converted; provided that if any such currency is ECU, such day must not be a non-ECU clearing day, as determined by the ECU Banking Association in Paris; and

               (c) all other terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.



                                 ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:




      TEN COM - as tenants in common
      TEN ENT - as tenants by the entireties
      JT TEN - as joint tenants with right of survivorship and not as tenants in common


      UNIF GIFT MIN ACT - ________________________ Custodian _______________
                                  (Cust)                         (Minor)

      Under Uniform Gifts to Minors Act ____________________________________
                                                      (State)

               Additional abbreviations may also be used though not in the above list.

                               ___________________


               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


________________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE]


___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.




Dated:___________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.